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Exhibit 23.1.

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-15149, Post-effective Amendment No. 3 to No. 33-4436, No. 33-40800, No. 33-40801 and No. 33-48169; Form S-8, No. 333-04951; Form S-8, No. 333-04913; Form S-8, No. 333-67658; and Form S-8, No. 333-89486) and the Registration Statement (Form S-3, No. 33-48168) of Questar Corporation and in the related Prospectus of our report dated March 3, 2005, with respect to the consolidated financial statements and schedule of Questar Corporation, Questar Corporation management's assessment of the effectiveness of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting of Questar Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young, LLP Ernst & Young, LLP

Salt Lake City, Utah
March 3, 2005

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Consent of Independent Registered Public Accounting Firm